QuickLinks -- Click here to rapidly navigate through this document

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

TRC Companies, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

 NOTICE OF SHAREHOLDERS' MEETING TO BE HELD NOVEMBER 18, 2010

To Our Shareholders:

        A Meeting of Shareholders of TRC Companies, Inc. will be held Thursday, November 18, 2010 at 9:00 a.m., at the Hyatt Regency Boston Hotel, One Avenue de Lafayette, Boston, Massachusetts 02111, to consider and take action on the following items:

  1.
  The election of seven directors for the ensuing year;

  2.
  The ratification of the appointment of Deloitte & Touche LLP as independent auditors to audit the Company's financial statements for the fiscal year ending June 30, 2011; and

  3.
  Such other business as may properly come before the meeting or any adjournments thereof.

        Shareholders of record at the close of business on October 7, 2010 will be entitled to vote at the meeting.

        Shareholders who do not expect to attend the meeting and wish their shares voted pursuant to the accompanying proxy are requested to sign and date the proxy and return it as soon as possible in the enclosed reply envelope. In addition, shareholders may vote by telephone or over the Internet by following the instructions on the Proxy Card.

By Order of the Board of Directors

Martin H. Dodd
Senior Vice President, General Counsel and Secretary

Dated at Windsor, Connecticut
October 21, 2010

TRC Companies, Inc.
21 Griffin Road North    Windsor, Connecticut 06095
Telephone 860-298-9692    Fax 860-298-6399

 PROXY STATEMENT

GENERAL INFORMATION

        This Proxy Statement is furnished in connection with the solicitation of proxies by and on behalf of TRC Companies, Inc. (the "Company") from the holders of the Company's Common Stock and Series A Convertible Preferred Stock for the Shareholders' Meeting to be held November 18, 2010, and any adjournments thereof. The giving of a proxy does not affect your right to vote should you attend the Meeting in person, and the proxy may be revoked at any time before it is voted by voting in person at the Meeting or by giving the Secretary of the Company a signed instrument revoking the proxy or a signed proxy of a later date. Each properly executed proxy not revoked will be voted in accordance with instructions therein. If no instructions are specified in the proxy, it is the intention of the persons named in the accompanying proxy to vote FOR the election of the nominees named therein as directors of the Company and FOR the matter described in Item 2 in the Notice of Meeting.

        With respect to all matters expected to be presented for a vote of shareholders, the presence, in person or by duly executed proxies, of the holders of a majority of the outstanding shares of our capital stock entitled to vote at the Meeting is necessary to constitute a quorum in order to transact business. The election of directors requires a plurality of the votes of the shares present in person or represented by proxy at the Meeting and entitled to vote thereon. In addition, under Delaware law the ratification of the appointment of the independent auditors requires the affirmative vote of the majority of the shares present in person or represented by proxy at the Meeting and entitled to vote thereon.

        Abstentions will be counted as present in determining whether a quorum exists, but will have the same effect as a vote against a proposal (other than with respect to the election of directors). Shares held by nominees that are present but not voted on a proposal because the nominees did not have discretionary voting power and were not instructed by the beneficial owner ("broker non-votes") will be counted as present in determining whether a quorum exists and will be disregarded in determining whether a proposal has been approved.

        The Company's Annual Report on Form 10-K, including financial statements, for the year ended June 30, 2010, is being mailed to shareholders along with the Notice of Meeting and Proxy Statement. The financial statements and the discussion and analysis by management of the Company's results of operations and financial condition contained in the Annual Report of the Company for the year ended June 30, 2010 are incorporated herein by reference.

        The record date for determining those shareholders entitled to vote at the Annual Meeting was October 7, 2010. On that date, the Company had 19,897,494 shares of Common Stock and 7,209.302 shares of Series A Convertible Preferred Stock outstanding and entitled to vote. Each share of Common Stock is entitled to one vote, and each share of Series A Convertible Preferred Stock is entitled to 1,000 votes.

        The mailing address of the Company's principal executive office is 21 Griffin Road North, Windsor, CT 06095-1563, and the approximate date on which this Proxy Statement and the form of proxy are first being sent to shareholders is October 22, 2010.

PRINCIPAL SHAREHOLDERS

Common Stock

        The table below sets forth information as of October 1, 2010 with respect to all persons known to the Company to be the beneficial owner of more than 5% of the Company's Common Stock.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Common Stock*
Peter R. Kellogg(1)	3,569,296	17.94
c/o IAT Reinsurance Co. Ltd. 48 Wall Street New York, NY 10005
Heartland Advisors, Inc.(2)	2,775,500	13.95
789 North Water Street Milwaukee, WI 53202
Royce & Associates, LLC(3)	2,511,544	12.62
1414 Avenue of the Americas New York, NY 10019
The Clark Estates, Inc.(4)	2,052,631	10.32
One Rockefeller Plaza, 31st Floor New York, NY 10020
Dimensional Fund Advisors, LP(5)	1,590,156	7.99
1299 Ocean Avenue Santa Monica, CA 90401

*
Based on 19,897,494 shares of Common Stock outstanding as of October 1, 2010.

(1)
Based on information set forth on a Form 13G filed with the Securities and Exchange Commission ("SEC") on February 16, 2010. Of these shares, 2,019,880 are held by IAT Reinsurance Co., Ltd. (of which Mr. Kellogg is the sole holder of voting stock).

(2)
Based solely on information set forth on a Form 13G filed with the SEC on February 10, 2010.

(3)
Based solely on information set forth on a Form 13G filed with the SEC on January 26, 2010.

(4)
Based solely on information set forth on a Form 13G filed with the SEC on October 4, 2010. Federal Partners, L.P., an investor that purchased Series A Convertible Preferred Stock, is an affiliate of The Clark Estates, Inc.

(5)
Based solely on information set forth on a Form 13G filed with the SEC on February 8, 2010.

Series A Convertible Preferred Stock

        The table below sets forth information as of October 1, 2010 with respect to all persons known to us to be the beneficial owner of more than 5% of the Series A Convertible Preferred Stock.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Series A Convertible Preferred*
Federal Partners, L.P.(1)	3,720.930	51.62
Bermuda Partners(2)	930.233	12.90
Peter R. Kellogg	930.233	12.90
Edward Jepsen	697.674	9.68
IAT Reinsurance Company(2)	465.116	6.45
Non-Marital Trust F/B/O Peter R. Kellogg U/W/O(2)	465.116	6.45
James C. Kellogg III

*
Based on 7,209.302 shares of Series A Convertible Preferred outstanding as of October 1, 2010.

(1)
Federal Partners, L.P. is an affiliate of the Clark Estates, Inc.

(2)
These are related entities to Peter R. Kellogg.

PROPOSAL 1

ELECTION OF DIRECTORS

        Your vote is requested in favor of the seven individuals named in the following table, each to serve for a one-year term and until his successor is duly elected and qualified. The Board, pursuant to the recommendations of the Company's Nominating and Corporate Governance Committee, has selected the seven persons named below as nominees to the Board. All of the nominees were elected directors at the November 13, 2008 Shareholders' Meeting except Mr. Welch who was appointed to the Board in April 2010. Mr. McNealey is retiring from the Board effective as of the Shareholders' Meeting and is not standing for re-election. Mr. McNealey joined the Board in 1985 and served as chair of the Nominating and Corporate Governance Committee and Lead Director for many years. The Company thanks Jeff for his many years of steadfast service and wise counsel.

        Should any of such nominees become unable to serve as a director prior to election, the persons named in the proxy will vote for the election of a substitute nominee, if any, designated by the Board of Directors. All nominees have consented to serve as directors.

Name, Principal Occupation During Past Five Years and Other Corporate Directorships	Age	Served as Director Since
Christopher P. Vincze	48	2005
Chairman of the Board, and Chief Executive Officer of the Company
Sherwood L. Boehlert(2)	74	2007
Former United States Congressman from the State of New York
Friedrich K. M. Bohm(2)	68	2004
Former Chairman of the architectural firm of NBBJ and Director of M/I Homes, Inc.
F. Thomas Casey(2)	69	2007
Former Partner with Ernst & Young
Stephen M. Duff(1)(2)	46	2006
Chief Investment Officer of The Clark Estates Inc.
Robert W. Harvey(2)	55	2007
Former Vice Chairman and Executive Vice President at Reliant Energy, Inc.
J. Jeffrey McNealey, Esq.(2)(3)	66	1985
Partner in the law firm of Porter, Wright, Morris & Arthur
Dennis E. Welch(2)(4)	58	2010
Executive Vice President of American Electric Power Company, Inc. and Director of various AEP subsidiaries.

(1)
Mr. Duff was elected to the Board pursuant to the provisions of a Stock Purchase Agreement dated March 6, 2006 which provides that so long as Federal Partners, L.P. holds at least five percent of the outstanding capital stock of the Company, the Company will take steps reasonably necessary to ensure Mr. Duff's election to the Board.

(2)
The Board has determined that each of these directors is "independent" as defined under Section 303A.02 of the New York Stock Exchange Listed Company Manual (the "Manual"), and the Board has determined that no material relationships exist between any independent director and the Company.

(3)
Not standing for re-election at the 2010 Shareholders' Meeting.

(4)
Designated director of the Series A Convertible Preferred Stock.

        At the Shareholders' Meeting held on November 19, 2009, approximately 93.6% of the total number of shares entitled to vote at that Meeting for the election of directors were represented in person or by proxy. At least 78.0% of the shares voting at that Meeting were cast in favor of each of the foregoing directors, except Mr. Welch who was not standing for election at that time.

        The affirmative vote of a plurality of the votes cast at the Meeting is required to elect each nominee.

        The Board of Directors unanimously recommends a vote "FOR" the election of the above nominees as directors of the Company.

BOARD MEETINGS AND COMMITTEES

        The standing committees of the Board are the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. In addition to regular Board meetings, the independent directors of the Company meet periodically as a group. Mr. Harvey serves as Lead Director and presides over these independent director meetings.

        The Audit Committee of the Board of Directors is currently composed of Messrs. Casey (Chairman), Bohm, Harvey, and McNealey. Upon Mr. McNealey's retirement from the Board, Mr. Welch will be joining the Audit Committee. The Audit Committee discusses with the Company's independent auditors the audit plan, the Company's consolidated financial statements and matters described in Statement on Auditing Standards No. 61, "Communications with Audit Committees." The Audit Committee reports to the Board of Directors. It also recommends to the Board the selection and compensation of the independent auditors for the Company. The Board has determined that each member of the Audit Committee is independent as defined in Section 303A.02 of the Manual. The Board of Directors has also determined that Mr. Casey is an "audit committee financial expert" as that term is used in Item 407(d)(5)(ii) of Regulation S-K. The Audit Committee is governed by a Charter which has been adopted by the Board of Directors and is available in hard copy from the Company or on the Company's website at www.trcsolutions.com.

        The Compensation Committee of the Board of Directors is currently composed of Messrs. Welch (Chairman), Bohm, Duff, Harvey and McNealey. The Board has determined that each member of the Compensation Committee is independent as defined in Section 303A.02 of the Manual. The Committee approves the general salary scale, annual bonus and long-term incentive awards for executive management of the Company and specifically establishes the compensation package for the chief executive officer. The Committee's actions are discussed more fully in the Compensation Discussion and Analysis included in this Proxy Statement. The Compensation Committee is governed by a Charter which has been adopted by the Board of Directors and is available in hard copy from the Company or on the Company's website at www.trcsolutions.com.

        The Nominating and Corporate Governance Committee of the Board of Directors is currently composed of Messrs. McNealey (Chairman), Bohm, and Harvey. Upon Mr. McNealey's retirement from the Board, Mr. Harvey will become the chair of the Committee. The Committee reviews the organization, structure, size and composition of the Board and recommends to the Board nominees to serve as directors as well as corporate governance principles applicable to the Company. The Nominating and Corporate Governance Committee is governed by a Charter which has been adopted by the Board of Directors and is available in hard copy from the Company or on the Company's website at www.trcsolutions.com. The Board has determined that each member of the Nominating and Corporate Governance Committee is independent as defined in Section 303A.02 of the Manual. The Committee has developed, and the Board of Directors has approved, Corporate Governance Guidelines which assist the Committee in evaluating qualified candidates for the Board of Directors among individuals recommended to or identified by it. The Company believes that the size of the Board should be in the range of five to nine directors. Shareholders may propose nominees for consideration by the Nominating and Corporate Governance Committee. The guidelines and the Charter are available in hard copy from the Company or on the Company's website at www.trcsolutions.com.

        In fiscal 2010 the Board of Directors held eight meetings, the Audit Committee fifteen meetings, the Compensation Committee four meetings and the Nominating and Corporate Governance Committee five meetings. All directors attended at least 75% of the aggregate of the Board meetings and the meetings of the Committees on which they served. We encourage attendance by our directors at the Annual Shareholders Meeting, and five directors attending the meeting held in November 2009.

        Directors are expected to possess the highest personal and professional ethics, integrity and values and be committed to representing the long-term interests of the shareholders. We endeavor to have a Board representing a diverse experience at policy-making levels and in areas that are relevant to the Company's activities in general. Directors must be willing to devote sufficient time to carrying out their duties and responsibilities effectively and committed to serve on the Board for an extended period of time. Directors shall not hold any directorships that could interfere with their ability to perform the duties of Directors of the Company. In accordance with the Corporate Governance Guidelines, the Lead Director presides at all meetings of independent directors, or, in such person's absence, an independent director designated by those directors present shall preside. Accordingly, Mr. Harvey presides at executive sessions of non-management directors without management present. Interested parties can communicate with the Lead Director by contacting the Company's Corporate Secretary. Shareholders who wish to suggest nominees for election to the Board should contact the Secretary of the Company at 21 Griffin Road North, Windsor, Connecticut 06095, stating in detail the qualifications of such person for consideration by the Nominating and Corporate Governance Committee.

        We have adopted a Corporate Code of Business Conduct and Ethics applicable to all employees including its principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions (the "Code of Ethics"). We also have adopted a code of ethics for the Chief Executive Officer and Senior Financial Officials. Copies of the Codes of Ethics are available in hard copy and on the Company's website at www.trcsolutions.com.

        We endeavor to have a Board representing a diverse experience at policy-making levels and in areas that are relevant to the Company's activities in general. Our Board members have a wealth of experience in a variety of areas including environmental consulting, government and public policy, architecture and engineering, accounting, management consulting, electric power, law, finance, and investment. Mr. Vincze serves as both Chief Executive Officer and Chairman of the Board. Mr. Vincze is a seasoned professional in our industry and has led us through a difficult turnaround. With his broad contacts, management skills and insight into markets and public policy we look forward to him leading us as we move forward with our focus on profitable growth. Given our size, the predominance of outside independent directors on our Board and our strong Lead Director function, we believe it is appropriate for Mr. Vincze to hold both the CEO and Chairman roles. Mr. Boehlert had a distinguished career as a 12 term member of the United States House of Representatives and remains active on a variety of critical environmental, energy, and transportation issues. Mr. Bohm served for many years as chairman of one of the largest architectural firms in the world, and brings a unique perspective on internal and external issues facing the consulting and engineering markets. As a former managing partner at Ernst & Young, Mr. Casey is an invaluable resource on accounting, finance, control and business processes and the critical role the Audit Committee plays in managing the Company. In addition to bringing the perspective of a major investor, Mr. Duff is an expert at nurturing business culture and helping companies grow. Mr. Harvey serves as Lead Director and is an exceptional resource to help the Company focus on opportunities and growth based on his long experience at McKinsey and Company and as a senior executive with a major electric utility. In his role as executive vice president of a major electric utility Mr. Welch is in the forefront of a number of key environmental and energy policy issues.

        The Board oversees the management of risks inherent in the operation of the Company's business. In connection with its review of Company performance and strategic direction, the Board reviews the primary risks facing the Company's operations and functions. In particular the Board:

  •
  Reviews, approves, and monitors fundamental financial and business strategies and major corporate actions;

  •
  Assesses major risk facing the Company and reviews options for their mitigation; and,

  •
  Ensures processes are in place for maintaining the integrity of the Company, including the integrity of the financial statements, compliance with law and ethics and the integrity of relationships with suppliers and customers.

        TRC undertakes an annual and ongoing enterprise risk assessment process. The Audit Committee oversees the operation of the Company's enterprise risk management program, including the identification of the primary risks associated with the Company's business, including an overall prioritization of those risks, measures to manage and mitigate those risks, and a process for interim updates to the overall risk assessment and risk management process. The Company's Vice President Internal Audit, who reports functionally to the Chair of the Audit Committee, in conjunction with a third party internal control consultant, assists the Company in identifying and evaluating risks and controls and processes to address those risks. In connection with its risk management role, at each of its regularly scheduled meetings, the Audit Committee receives a presentation from the Vice President Internal Audit and meets privately with him and the Company's independent auditors.

        As part of its role, the Compensation Committee interacts with the Audit Committee and assesses the Company's executive compensation programs to ascertain any potential material risks that may be created by those programs. Based on its assessment, the Committee concluded that the Company's compensation programs are designed and administered with the appropriate balance of risk and reward in relation to its overall business strategy and do not encourage executives to take unnecessary or excessive risks.

STOCK OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

        The following table sets forth as of October 1, 2010, the total number of shares of the Company's Common Stock beneficially owned by each director and named executive officer of the Company and all directors and executive officers as a group, based upon information furnished by each director and executive officer.

	Amount and Nature of Beneficial Ownership(1)
Name of Individual or Group	Number of Shares	Percent of Class(2)
Christopher P. Vincze(3)	304,537	1.5
Sherwood L. Boehlert(4)	61,945	*
Friedrich K. M. Bohm(5)	134,879	*
F. Thomas Casey(6)	57,945	*
Stephen M. Duff(7)	86,065	*
Robert W. Harvey(8)	79,845	*
J. Jeffrey McNealey(9)	190,991	*
Dennis E. Welch(10)	12,097	*
Thomas W. Bennet, Jr.(11)	73,975	*
Martin H. Dodd(12)	73,371	*
Glenn E. Harkness(13)	130,324	*
James Mayer(14)	50,009	*
Robert C. Petersen(15)	45,870	*
David Zarider(16)	43,737	*
All directors and executive officers as a group (14) individuals	1,345,590	6.6

*
Less than 1%

(1)
The number of shares beneficially owned by each director, executive officer and stockholder is determined under rules promulgated by the Securities and Exchange Commission, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days after October 1, 2010 pursuant to the exercise of options or the vesting of stock awards. Such shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person. The inclusion herein of such shares does not constitute an admission that the named stockholder is a direct or indirect beneficial owner of such shares.

(2)
Based on 19,897,494 shares of Common Stock outstanding as of October 1, 2010.

(3)
Includes 184,600 shares that may be acquired through the exercise of options on or before November 29, 2010.

(4)
Includes 19,500 shares that may be acquired through the exercise of options and 4,033 shares of restricted stock which vest on or before November 29, 2010.

(5)
Includes 44,000 shares that may be acquired through the exercise of options and 4,033 shares of restricted stock which vest on or before November 29, 2010 as well as 48,434 shares held pursuant to the Director's Deferred Compensation Plan.

(6)
Includes 15,500 shares that may be acquired through the exercise of options and 4,033 shares of restricted stock which vest on or before November 29, 2010.

(7)
Includes 34,000 shares that may be acquired through the exercise of options and 4,033 shares of restricted stock which vest on or before November 29, 2010 as well as 9,620 shares held pursuant to the Director's Deferred Compensation Plan.

(8)
Includes 15,500 shares that may be acquired through the exercise of options and 4,033 shares of restricted stock which vest on or before November 29, 2010 as well as 21,900 shares held pursuant to the Director's Deferred Compensation Plan.

(9)
Includes 78,500 shares that may be acquired through the exercise of options and 4,033 shares of restricted stock which vest on or before November 29, 2010 as well as 21,408 shares held pursuant to the Director's Deferred Compensation Plan.

(10)
Includes 4,033 shares of restricted stock which vest on or before November 29, 2010.

(11)
Includes 5,000 shares that may be acquired through the exercise of options on or before November 29, 2010.

(12)
Includes 49,037 shares that may be acquired through the exercise of options on or before November 29, 2010.

(13)
Includes 75,593 shares that may be acquired through the exercise of options on or before November 29, 2010.

(14)
Includes 37,068 shares that may be acquired through the exercise of options on or before November 29, 2010.

(15)
Includes 23,093 shares that may be acquired through the exercise of options on or before November 29, 2010.

(16)
Includes 28,218 shares that may be acquired through the exercise of options on or before November 29, 2010.

EXECUTIVE OFFICERS

        The following table presents the name and age of each of the Company's executive officers during fiscal 2010, their present positions with the Company and date of appointment thereto, and other positions held during the past five years, including positions held with other companies and with subsidiaries of the Company:

Name and Age		Present Position and Date of Appointment	Other Positions Held During Last Five Years
Christopher P. Vincze	48	Chairman of the Board (November 2006), and Chief Executive Officer (January 2006)	Senior Vice President and Chief Operating Officer
Thomas W. Bennet, Jr.	50	Senior Vice President and Chief Financial Officer (June 2008)	President Bennet Consulting Group LLC (December 2007); Chief Financial Officer and Vice President Finance, Connecticut Yankee Atomic Power (December 1997)
Martin H. Dodd	56	Senior Vice President, General Counsel and Secretary (February 1997)
Glenn E. Harkness	61	Senior Vice President (September 1997)
Robert C. Petersen	67	Senior Vice President and Chief Operating Officer (August 2010)	Senior Vice President and Environmental and Infrastructure Lead
James Mayer	58	Senior Vice President and Energy Sector Lead (November 2009)	Senior Vice President Power Delivery
David Zarider	56	Senior Vice President National Sales (November 2009)	Senior Vice President

COMPENSATION OF EXECUTIVE OFFICERS

Compensation Discussion and Analysis

Overview

        This Compensation Discussion and Analysis ("CD&A") outlines TRC's executive compensation philosophy, objectives and process. It explains the decision-making process used by our Compensation Committee (the "Committee"), the reasoning behind our executive compensation programs and actions the Committee takes related to the compensation of the executives listed in the Summary Compensation Table on Page 17 (our "Named Executive Officers").

Executive Summary

        The primary focus of management in fiscal 2010 has been to address the following goals and objectives:

  •
  Achieve profitable organic growth in our segments;

  •
  Increase profitability and maintain positive operating cash flow; and

  •
  Attract and retain top talent.

        It is the Committee's intent to provide competitive performance based compensation to executive officers. While we were generally pleased with our progress in fiscal 2010, especially in light of current economic conditions:

  •
  We did not achieve target performance established for our annual incentive plan;

  •
  The performance targets on the performance vesting restricted stock units were not achieved resulting in the lapse of the performance based restricted stock units; and

  •
  We did not increase Executive Officer salaries.

Compensation Philosophy

        Our executive compensation philosophy is based on the following principles:

  •
  Our compensation programs should fairly reward management for its contributions to attaining business objectives and maximizing shareholder value;

  •
  Pay should be competitive to allow us to attract and retain executive officers with skills critical to our long-term success; and

  •
  Pay should be based in significant part on performance to reward individual and team performance.

        In addition, the Committee considers the following factors when making individual compensation decisions:

  •
  Qualifications, experience and knowledge of the executive;

  •
  Performance of the executive;

  •
  The executive's current compensation level as compared to compensation levels of comparable executives in similar organizations; and

  •
  Financial performance of TRC.

        We compensate executives through a mix of base salary, annual incentives, long-term equity incentives, benefits and perquisites (i.e., "total compensation"). Currently, the Committee targets the combined value of these compensation components near the median of total compensation paid to executives in comparable organizations performing similar duties as the executive (i.e., "market median").

Compensation Administration

Role of the Committee

        The Committee is responsible for the review and approval of our executive compensation program. The Committee is responsible for the following actions related to the Chief Executive Officer:

  •
  Review and approval of corporate incentive goals and objectives relevant to compensation;

  •
  Evaluation of individual performance results in light of these goals and objectives;

  •
  Evaluation of the competitiveness of the total compensation package; and

  •
  Approval of any changes to the total compensation package, including but not limited to salary, annual and long-term incentive award opportunities and payouts and retention programs.

        Further information regarding the Committee's responsibilities is set forth in the Committee's charter which is posted on our website at www.trcsolutions.com.

Role of the Chief Executive Officer

        Our CEO, Mr. Vincze, makes recommendations regarding the compensation of other executives. Within the framework of the compensation programs approved by the Committee, Mr. Vincze recommends salary adjustments, proposes incentive opportunities and performance measures used in the annual incentive plan and recommends equity grants for other executives. Mr. Vincze's recommendations are based upon an assessment of each executive's performance, performance of the executive's respective business or function, retention considerations, and market factors. The Committee reviews these recommendations before making their decision. Mr. Vincze does not participate directly in the Committee's deliberation of matters impacting his own compensation.

Compensation Consultants

        The Compensation Committee's charter grants the Committee the authority to retain experts in the field of executive compensation to assist the Committee in fulfilling its duties. The Compensation Committee consults with Pearl Meyer & Partners ("PM&P") to provide information and advice regarding competitive executive compensation levels and practices.

        In fiscal 2010, PM&P assisted the Committee with a number of issues, including:

  •
  Advice concerning amendments to the 2007 Equity Incentive Plan, including an analysis of overhang and dilution levels compared to the peer group and advice related to an option exchange program;

  •
  Design and assessment of long-term incentive grants and related advice; and

  •
  Consultation regarding compensation trends and regulatory changes.

        PM&P does not provide any services to the Committee or the Company other than compensation consulting services. PM&P reports directly to the Chair of the Committee and may not consult directly with or provide services at the request of management without the approval of the Chair. The Committee meets with PM&P periodically in executive session without management present.

Tax Considerations

        The Internal Revenue Code contains a provision that limits the tax deductibility of certain compensation paid to our Named Executive Officers. This provision disallows the deductibility of certain compensation in excess of $1,000,000 per year unless it is considered performance-based compensation under the tax code. The compensation paid or granted to our Named Executive Officers for fiscal year 2010 is expected to be fully tax deductible to the Company. While we do not foresee any future compensation becoming non-deductible under Section 162(m), the Committee reserves the right to forgo any or all of the tax deduction if they believe it to be in the best long-term interests of our stockholders.

Accounting Considerations

        We consider the accounting cost of long-term incentive awards when making a determination of what type of equity to grant, if any. In fiscal year 2010, the Committee decided that restricted stock unit grants were appropriate long-term incentives when both the value of the incentive to the executives and the accounting cost of units were considered. The Committee also reviewed the cost of annual incentive payments pursuant to the TRC Incentive Compensation Plan.

Total Compensation

        The total compensation for our executives is comprised of base salaries, annual incentives, long-term equity incentives, benefits and perquisites.

        Consistent with our philosophy of setting compensation at the market median, the Committee reviewed executive compensation by component and in total. In 2009, our compensation consultants prepared a competitive assessment of base salary, annual incentive, and equity award opportunities. A new assessment was not prepared in 2010, and the Committee believes that the 2009 assessment remained a valid tool for compensation determinations. Information for the 2009 assessment was collected from the following sources:

  •
  Public Companies—Data was collected from the SEC filings for public companies with comparable revenues and service offerings. Sixteen companies were included in the peer group:

Companies Included In Peer Group
Argan, Inc.	Hill International, Inc.	Navigant Consulting, Inc.
CRA International, Inc.	Huron Consulting Group, Inc.	NCI, Inc.
Ecology & Environment, Inc.	ICF International, Inc.	RCM Technologies, Inc.
ENGlobal Corp.	Michael Baker Corp.	Versar, Inc.
Exponent, Inc.	National Technical Systems, Inc.	Wildan Group, Inc.
GP Strategies Corp.
  •
  Published Surveys—In compiling survey data, PM&P reviewed published and private survey data from nationally recognized sources. The analysis matched executive positions by responsibilities, and PM&P limited the survey scopes to those most closely matched to the Company's business and revenue size.

Elements of Compensation

        Our executive compensation programs are intended to represent a reasonable balance between fixed compensation, which the executives earn for doing their jobs, and variable compensation which is at risk and may never be earned. We consider base salaries fixed compensation. The TRC Incentive Compensation Plan is considered variable compensation. Our long-term incentive awards contain elements of both guaranteed and variable compensation. In fiscal 2010, we granted restricted stock, which fluctuates in value based on our stock price. A portion of those awards vest over time and a portion would have vested based on performance targets. Targets for the performance vested portion were not met, and those awards lapsed.

        We target levels of compensation at the market median. The mix of compensation is intended to provide a median level of compensation at target performance. The Committee determines the balance between fixed and variable compensation for each executive based on the responsibilities of the position and its impact on Company performance. Executives with greater responsibilities generally have a larger percentage of their total compensation at risk.

        We consider the Company's and the executive's performance when making base salary adjustments. Incentive opportunities are established based on market data, the executive's responsibilities and the executive's contributions to the Company. However, once we set these levels, actual incentive plan payouts do not influence the Committee's decision with respect to other elements of compensation, including salary adjustments, incentive opportunities in future years or equity grants.

Base Salaries

        Base salaries earned by our executives are designed to provide a reasonable level of compensation relative to each executive's duties and responsibilities. Pursuant to our compensation philosophy, we set our executives' salaries considering their skills, expertise, responsibilities and the salaries of comparable positions in similar organizations. The Committee considers these factors as well as the pay relationship between the executives to ensure that pay is reasonable from both an internal and external perspective. Base salaries of our executives differ from one another due to these factors. For example, our CEO's responsibilities are greater than that of our other executives; therefore, his base salary is higher than theirs.

        The Committee reviews salaries annually for possible adjustment. The Named Executive Officers received no salary increases in fiscal 2010.

Annual Incentive Plan

        In fiscal 2010, the Company adopted the FY 2010 Bonus Plan. All employees of the Company, including the Named Executive Officers, participated in the FY 2010 Bonus Plan. Under that Plan, awards to Named Executive Officers are determined by Company performance. Consistent with our focus on rewarding performance that enhances shareholder value, the Committee determined that earnings before interest, taxes and before any bonus accrual, "EBITB", was the appropriate measure for fiscal 2010. The Committee approved a target EBITB of $15 million for fiscal 2010, at or above which level a bonus pool of $6.9 million would be established. That amount would be allocated among the Company's operations based on certain objectives, notably EBITB, target days sales outstanding, and profitable growth. The bonus pool for performance below target is only payable at the discretion of the Committee. Although performance targets were not met, the Committee agreed to award the full target bonus amount to non-executive employees as well as award certain discretionary bonuses recommended by the CEO to a number of senior executives including three of the Named Executive Officers. Mr. Bennet, received a discretionary bonus of $50,000 given that his base salary was low compared to the market median, Mr. Petersen, received a discretionary bonus of $50,000 due to his promotion to Chief Operating Officer, and Mr. Mayer received a discretionary bonus of $100,000 related to initiatives within the energy segment. Mr. Vincze and Mr. Harkness did not receive bonuses.

Long-Term Incentive Awards

        The purpose of long-term equity based incentive awards is to align our executives with the long-term interests of stockholders. The Committee uses equity-based incentives to balance the short-term nature of the annual incentive plan with awards which earn their value based on stock price appreciation. These awards are typically granted to the executives on an annual basis. Equity grants are awarded by the Committee. The Company does not seek to time equity grants to take advantage of information about the Company.

        On July 20, 2009, our shareholders approved amendments to the 2007 Plan (now the "Amended and Restated 2007 Equity Incentive Plan"). Shares available or that become available under the Restated Stock Option Plan are available for grant under the Amended and Restated 2007 Equity Incentive Plan, and no new grants will be made under the Restated Stock Option Plan. The amendments also provided that the Compensation Committee could establish option exchange or re-pricing programs subject to certain limitations and in which TRC executive officers and directors do not participate. The Company recently implemented an option exchange program which does not apply to directors or executive officers.

        In fiscal 2010, the Committee determined a dollar value for long-term incentive awards based on the prior benchmarking, Company dilution, and the executive's role in helping TRC achieve long-term business success. The dollar value for each Named Executive Officer was then granted in restricted stock.

        The number of shares of restricted stock was based on the closing price of TRC common stock on the New York Stock Exchange on the date of grant. Half of the restricted units vest in equal one-forth increments on the first, second, third, and fourth anniversaries of grant. The other half would vest in the event the Company reported specific levels of in EBITDA for fiscal 2010. The awards would have been determined at 25% of the stated number of shares at EBITDA of $12 million (the "Threshold"), 100% at EBITDA of $14.5 million ("Target"), and 150% at EBITDA of $17.4 million ("Maximum"). Amounts would be prorated between Threshold and Target and Target and Maximum. Amounts determined based on FY 2010 EBITDA performance would then vest in their entirety on September 29, 2013. EBITDA goals were not met and the performance vesting portion of the grants lapsed. Awards are shown in the Summary Compensation Table on page 17.

        The Committee believed that the restricted stock provided the Named Executive Officers with an appropriate long-term incentive award that balances the goals of shareholder return with executive share ownership and retention. The executives would be incentivized to produce, and rewarded by, share price appreciation, thereby aligning their interests with the long-term interests of TRC's shareholders.

Benefits

        Named Executive Officers are eligible to receive standard benefits such as medical, dental, disability and life insurance, and participation in our 401(k) plan. These benefits are provided on the same basis and at the same cost as for all other full-time salaried employees.

Perquisites

        We offer the Named Executive Officers limited perquisites that are designed to enhance business productivity and keep us competitive within the market. During fiscal year 2010, the Named Executives, except for Mr. Mayer, received a monthly car allowance. The monthly allowance was $700 for Messrs. Vincze, Bennet, and Petersen, and $650 for Mr. Harkness.

Employment Agreements

Christopher P. Vincze

        We entered into an employment agreement with Mr. Vincze on March 18, 2005 which was amended and restated on January 25, 2006 and on August 9, 2007 (the "Amended Agreement").

Amended Agreement

        The Initial Term of the Amended Agreement was from July 1, 2007 to July 1, 2010. Pursuant to the terms of the Amended Agreement, Mr. Vincze remains employed by the Company after the expiration of the Initial Term, at-will upon terms and conditions generally available to executive management but subject to the severance payment provisions of the Amended Agreement. Mr. Vincze has the right to receive severance if he resigns for Good Reason (as defined in the Amended Agreement) or we terminate his employment without Cause (as defined in the Amended Agreement).

        Mr. Vincze's base salary under the Amended Agreement is $465,000. He is eligible to receive annual bonuses and equity grants from the Company. Mr. Vincze has the right to participate in all present and future benefit programs generally made available to our executives and receives an automobile allowance of $700 per month.

        If we terminate Mr. Vincze's employment for any reason other than death, disability, or Cause (as defined in the Agreement) or if Mr. Vincze terminates employment for Good Reason, we will pay Mr. Vincze a lump sum payment equal to the greater of (i) the annual base salary for the remainder of the Initial Term or (ii) two times annual base salary. In addition, we will pay Mr. Vincze his accrued base salary, accrued but unused vacation, and pro-rated bonus (if any) through the date of such termination. During the period for which severance is paid, we will also pay for all of the benefits Mr. Vincze is entitled to under the Agreement. If continued coverage cannot be provided to Mr. Vincze (or in the case of his automobile allowance, at Mr. Vincze's election), a lump sum payment equal to the cost of such coverage will be made six months after termination.

        If Mr. Vincze dies, his beneficiaries or estate will receive an amount, if any, by which amounts paid under the applicable insurance policies, are less than Mr. Vincze's annual base salary under the Amended Agreement. In addition, Mr. Vincze, his beneficiaries or estate, as applicable, will receive a prorated portion of the bonuses described above and any accrued but unused vacation.

        If Mr. Vincze becomes Permanently Disabled, he will receive an amount, if any, by which amounts paid under the disability policy are less than the greater of (i) the annual base salary for the remainder of the Initial Term or (ii) two times annual base salary. In addition, Mr. Vincze will receive a prorated portion of the bonuses described above and any accrued but unused vacation.

        If Mr. Vincze is terminated for Cause (as defined in the Amended Agreement), we will pay Mr. Vincze his accrued base salary, accrued but unused vacation, all business expenses and his car allowance through the date of the termination.

        Under the Amended Employment Agreement, Mr. Vincze is prohibited from competing with the Company during a one-year period following any termination of employment.

Other Named Executive Officers

        In the event of a termination of employment in connection with a change-of-control, Messrs. Bennet, Harkness, Mayer and Petersen are entitled to receive a payment equal to one year's salary. Vesting of stock options for all Named Executive Officers accelerate in full upon a change-of-control as defined in the Company's plans, and restricted stock awards vest upon a non-cause termination or resignation for good reason within one year of a change-of-control.

        Terminations of Named Executive Officers other than one pursuant to a change-of-control are handled on a case-by-case basis with the Company's practice being to grant a reasonable severance benefit for non-cause terminations based on length of service and other considerations. As an example, in April of 2010 the employment of Michael C. Salmon, who had served as the Company's President since May 2007 and who had joined the Company in 1997 was terminated. Mr. Salmon received a severance benefit equal to a 15-month salary continuation with Mr. Salmon agreeing to cooperate with the Company on ongoing and future matters and to not compete with the Company or solicit employees or customers.

Summary of Compensation

        The narrative, table and footnotes below describe the total compensation paid for fiscal years ended June 30, 2010, June 30, 2009, and June 30, 2008 to the "Named Executive Officers," who are Christopher Vincze (the Company's principal executive officer), Thomas W. Bennet, Jr. (the Company's principal financial officer), and the other three individuals who were serving as executive officers of the Company on June 30, 2010, the last day of the fiscal year.

SUMMARY COMPENSATION TABLE

Name	Year	Salary ($)	Bonus ($)	Stock Awards(1) ($)	Option Awards(1) ($)	All Other ($)	Total ($)
Christopher P. Vincze	2010	465,000	0	1,077,000	0	26,419	1,568,419
Chairman and	2009	465,000	232,500	426,300	0	27,119	1,150,919
Chief Executive Officer	2008	465,000	0	718,648	461,534	23,605	1,668,787
Thomas W. Bennet, Jr.	2010	250,000	50,000	430,800	0	26,227	757,027
Senior Vice President and	2009	250,000	150,000	81,200	0	26,763	507,963
Chief Financial Officer	2008	19,230	0	0	20,785	700	40,715
Glenn E. Harkness	2010	294,251	0	269,250	0	23,978	587,479
Senior Vice President	2009	294,251	103,000	146,450	0	23,564	567,265
	2008	294,251	0	75,129	77,377	26,738	473,495
James Mayer	2010	294,125	100,000	161,550	0	6,591	562,266
Senior Vice President and	2009	288,746	269,087	58,000	0	13,093	628,926
Energy Sector Lead	2008	284,236	123,082	49,895	46,203	7,621	511,037
Robert C. Petersen	2010	275,000	50,000	93,340	0	17,066	435,406
Chief Operating Officer	2009	275,000	103,000	58,000	0	17,741	453,741
	2008	240,000	0	75,129	85,511	17,408	418,048

(1)
Amounts set forth in the Stock Awards and Option Awards columns represent the aggregate grant date fair value of awards granted in fiscal years 2010, 2009 and 2008 computed in accordance with FASB ASC Topic 718, disregarding estimates of forfeitures related to service-based vesting conditions. For additional information about the assumptions used in these calculations, see Note 2 and Note 15 to our audited consolidated financial statements for the fiscal year ended June 30, 2010 included in our annual report on Form 10-K for the fiscal year ended June 30, 2010. The amounts shown in the Stock Awards column include the grant date fair value of performance-based restricted stock based upon the probable outcome of the performance condition as of the grant date. The maximum value of the performance-based restricted stock awards granted in fiscal year 2010 assuming achievement of the targeted level of performance are: Mr. Vincze—$538,500; Mr. Bennet—$215,400; Mr. Harkness—$134,625; Mr. Mayer—$80,775; and, Mr. Petersen—$46,670. The performance-based criteria were not met and those awards did not vest.

        Amounts under All Other Compensation are comprised of the following:

Name	401(k) Employer Match ($)	Insurance Premiums ($)	Automobile ($)	Total ($)
Christopher P. Vincze	5,827	12,193	8,400	26,419
Thomas W. Bennet Jr.	6,346	11,481	8,400	26,227
Glenn E. Harkness	7,130	9,048	7,800	23,978
James Mayer	5,228	1,363	0	6,591
Robert C. Petersen	0	8,666	8,400	17,066

        Insurance premiums represent health, life and disability premiums paid on the same basis as all other Company employees.

Grants of Plan Based Awards

        The following table presents non-equity and equity awards granted to the Named Executive Officers in fiscal year 2010 as well as the opportunities for each Executive Officer under the 2010 Bonus Plan.

GRANTS OF PLAN BASED AWARDS

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1) ($)
						All Other Awards Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards(2) ($)
			All Other Stock Awards Number of Shares of Stock (#)
	Grant Date
Name			Threshold	Target	Maximum
Christopher P. Vincze	9/29/2009	348,750	225,000	300,000	300,000	0	0	1,077,000
Thomas W. Bennet, Jr.	9/29/2009	125,000	75,000	120,000	180,000	0	0	430,800
Glenn E. Harkness	9/29/2009	147,126	56,250	75,000	112,500	0	0	269,250
James Mayer	9/29/2009	149,498	33,750	45,000	67,500	0	0	161,550
Robert C. Petersen	9/29/2009	137,500	19,500	26,000	39,000	0	0	93,340

(1)
Amounts shown represent potential payouts at target performance. Targets were not met and Mr. Vincze and Mr. Harkness received no bonus, while Messrs. Bennet, Petersen, and Mayer received discretionary bonuses as set forth in the Summary Compensation table on page 17.

(2)
The grant date fair value is computed in accordance with FASB ASC Topic 718, disregarding estimates of forfeitures related to service-based vesting conditions. For additional information about the assumptions used in these calculations, see Note 2 and Note 15 to our audited consolidated financial statements for the fiscal year ended June 30, 2010 included in our annual report on Form 10-K for the fiscal year ended June 30, 2010. The amounts shown in the Stock Awards column include the grant date fair value of performance-based restricted stock based upon the probable outcome of the performance condition as of the grant date. Performance based units represent 12.5%, 50%, and 62.5% of the total amount shown at the threshold, target and maximum, respectively, except for Mr. Vincze where, pursuant to Plan terms annual grants to any individual are capped at 300,000 shares in any tax year of the Company. The maximum value of the performance-based restricted stock awards granted in fiscal year 2010 assuming achievement of the targeted level of performance are: Mr. Vincze—$538,500; Mr. Bennet—$215,400; Mr. Harkness—$134,625; Mr. Mayer—$80,775; and, Mr. Petersen—$46,670. The performance-based criteria were not met and those awards did not vest, and, hence, actual awards were 50% of the amounts shown in the target column.

Outstanding Equity Awards at Fiscal Year-End

        The following table presents information regarding outstanding equity awards held by our Named Executive Officers at fiscal year end, June 30, 2010. Market value of stock awards is based on the closing price on June 30, 2010 of $3.09 per share.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised (#) Unexercisable(1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(1) (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)
Christopher P. Vincze	49,400	49,400	10.93	7/31/2014	22,875	70,684
	60,000		13.82	5/2/2015	110,250	340,673
	40,000		9.92	1/25/2016	150,000	463,500
	10,500		10.50	5/16/2016
Thomas W. Bennet, Jr.	5,000	5,000	5.09	6/2/2015	21,000	64,890
					60,000	185,400
Glenn E. Harkness	15,000		8.79	8/15/2010	3,274	10,117
	11,250		21.19	9/19/2011	37,875	117,034
	7,500		11.92	11/22/2012	37,500	115,875
	10,000		18.62	11/7/2013
	7,062	7,063	11.47	7/26/2014
	1,250	1,250	7.90	12/7/2014
	10,000		16.03	2/22/2015
	15,000		9.92	1/25/2016
	10,000		9.34	1/12/2017
James Mayer	30,000		9.01	1/3/2017	2,174	6,718
	4,712	4,713	11.47	7/26/2014	15,000	46,350
					22,500	69,525
Robert C. Petersen	2,500	2,500	7.90	12/7/2014	3,274	10,117
	10,000		9.42	9/5/2016	15,000	46,350
	7,062	7,063	11.47	7/26/2014	13,000	40,170

(1)
The following table details the vesting schedule for option and stock awards that were outstanding but that could not be exercised at fiscal year-end for the named executive officers:

	Option Awards			Stock Awards
		Vesting Schedule			Vesting Schedule
Name	Unexercisable at June 30, 2010	# Shares	Vesting Date	Unexercisable at June 30, 2010	# Shares	Vesting Date
Christopher P. Vincze	49,400	24,700	7/31/2010	22,875	11,437	7/31/2010
		24,700	7/31/2011		11,438	7/31/2011
				110,250	36,750	9/9/2010
					36,750	9/9/2011
					36,750	9/9/2012
				150,000	37,500	9/29/2010
					37,500	9/29/2011
					37,500	9/29/2012
					37,500	9/29/2013
Thomas W. Bennet, Jr.	5,000	2,500	6/2/2011	21,000	7,000	9/9/2010
		2,500	6/2/2012		7,000	9/9/2011
					7,000	9/9/2012
				60,000	15,000	9/29/2010
					15,000	9/29/2011
					15,000	9/29/2012
					15,000	9/29/2013
Glenn E. Harkness	7,063	3,531	7/26/2010	3,274	1,637	7/26/2010
		3,532	7/26/2011		1,637	7/26/2011
				37,875	12,625	9/9/2010
					12,625	9/9/2011
					12,625	9/9/2012
				37,500	9,375	9/29/2010
					9,375	9/29/2011
					9,375	9/29/2012
					9,375	9/29/2013
James Mayer	4,713	2,356	7/26/2010	2,174	1,087	7/26/2010
		2,357	7/26/2011		1,087	7/26/2011
				15,000	5,000	9/9/2010
					5,000	9/9/2011
					5,000	9/9/2012
				22,500	5,625	9/29/2010
					5,625	9/29/2011
					5,625	9/29/2012
					5,625	9/29/2013
Robert C. Petersen	2,500	1,250	12/7/2010	3,274	1,637	7/26/2010
		1,250	12/7/2011		1,637	7/26/2011
	7,063	3,531	7/26/2010	15,000	5,000	9/9/2010
		3,532	7/26/2011		5,000	9/9/2011
					5,000	9/9/2012
				13,000	3,250	9/29/2010
					3,250	9/29/2011
					3,250	9/29/2012
					3,250	9/29/2013

OPTION EXERCISES AND STOCK VESTED FOR FISCAL YEAR ENDED JUNE 30, 2010

	OPTION AWARDS		STOCK AWARDS
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)
Christopher P. Vincze	N/A	N/A	6,667	(1)	30,335	(1)
			11,438	(1)	52,043	(1)
			36,750	(2)	132,300	(2)
Thomas W. Bennet, Jr.	N/A	N/A	7,000	(2)	25,200	(2)
Glenn E. Harkness	N/A	N/A	1,638	(3)	7,289	(3)
			12,625	(2)	45,450	(2)
James Mayer	N/A	N/A	1,088	(3)	4,842	(3)
			5,000	(2)	18,000	(2)
Robert C. Petersen	N/A	N/A	1,638	(3)	7,289	(3)
			5,000	(2)	18,000	(2)

(1)
The stock award was granted on July 31, 2007. The shares vested on July 31, 2009. The value was calculated by multiplying the number of shares shown in the table by $4.55, the closing market price at vesting.

(2)
The stock award was granted on September 9, 2008. The shares vested on September 9, 2009. The value was calculated by multiplying the number of shares shown in the table by $3.60, the closing market price at vesting.

(3)
The stock award was granted on July 26, 2007. The shares vested on July 26, 2009. The value was calculated by multiplying the number of shares shown in the table by $4.45, the closing market price at vesting.

Post-Termination and Change of Control Payments

        The following presents potential payments upon termination of employment pursuant to different termination events. The tables indicates what payments theoretically would have been made if a termination occurred on June 30, 2010. The closing price of TRC common stock on June 30, 2010 of $3.09 was used to calculate any equity-based payments.

Christopher P. Vincze

        The following presents payments that would have been made to Mr. Vincze upon certain termination events.

Potential Payments Upon Certain Termination Events

Payment Type	Not for Cause Termination ($)	Good Reason ($)	Voluntary or for Cause ($)	Death(1) ($)	Disability(1) ($)	Change-of- Control ($)
Severance	930,000	930,000	0			930,000
Prorated Bonus	0	0	0			0
Benefit Continuation	36,800	36,800	0		36,800	36,800
Accrued Vacation(2)
Restricted Stock Vesting	0	0	0	0	0	874,857
Stock Option Vesting(3)	0	0	0	0	0	0
Total	966,800	966,800	0	0	36,800	1,841,657

(1)
Upon a termination by virtue of Mr. Vincze's death or disability, his estate would receive a payment equal to the difference between amounts received under applicable insurance benefits and one year's base salary which cannot be determined at this time. In addition, he would receive a pro-rated portion of his annual bonus.

(2)
Amounts would depend on accrued vacation balance at time of termination.

(3)
Pursuant to the Company's award agreements, all equity awards vest upon either a change-of-control or upon a termination in connection with a change-of-control.

Other Named Executive Officers

        The following presents payments that would be made to our current Named Executive Officers other than Mr. Vincze for a termination following a change of control. Upon any other termination, the Company's practice has been to grant a reasonable severance benefit based on length of service, the employee's role in the Company, contributions during the employment term, non-compete and non-solicitation terms, a customary release and other considerations.

Potential Payments Upon a Termination Following a Change-of-Control

Name	Severance ($)	Acceleration of Equity Awards ($)	Total ($)
Glenn E. Harkness	290,253	243,025	533,278
Thomas W. Bennet, Jr.	250,000	250,290	500,290
James Mayer	294,125	122,593	416,718
Robert C. Petersen	275,000	96,637	371,637

Director Compensation

        Each non-employee director receives an annual retainer of $35,000 payable at each director's election in cash or in deferred common shares under the Directors' Deferred Compensation Plan. Directors may be granted stock options and restricted stock units from our equity incentive plans. The cash retainer and equity awards are prorated if a director is appointed to the Board during the fiscal year. Chairs of the Audit Compensation Committees and Nominating and Corporate Governance and The Lead Director receive an additional retainer of $15,000, $8,000, $5,000 and $10,000, respectively. Directors who are also employees of the Company or any of the Company's subsidiaries do not receive remuneration for serving as directors.

        In fiscal 2009, PM&P prepared a review of director's compensation using proxy data for the Company's peer group as well as nationally recognized survey data. Based on the review, it was determined that the Company's directors' compensation program is currently below the market median; however, the Committee decided that compensation levels were adequate to attract and retain quality directors and that no changes to director's compensation were warranted at this time.

        In November of 2009, each non-employee director of the Company was issued 16,128 restricted stock units which vest in their entirety when the directors leave the Board.

        The following table summarizes the compensation paid to each non-employee director for his Board and committee services during fiscal year 2010.

DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Total ($)
Sherwood L. Boehlert	35,000	50,000	85,000
Friedrich K. M. Bohm	43,000	50,000	93,000
F. Thomas Casey	50,000	50,000	100,000
Stephen M. Duff	35,000	50,000	85,000
Robert W. Harvey	45,000	50,000	95,000
J. Jeffrey McNealey	40,000	50,000	90,000
Dennis E. Welch	8,750	34,839	43,589

(1)
May be deferred as common stock under the Directors Deferred Compensation Plan.

(2)
Amounts set forth in the Stock Awards column represent the aggregate grant date fair value of awards granted in fiscal year 2010 computed in accordance with FASB ASC Topic 718, disregarding estimates of forfeitures related to service-based vesting conditions. For additional information about the assumptions used in these calculations, see Note 2 and Note 15 to our audited consolidated financial statements for the fiscal year ended June 30, 2010 included in our annual report on Form 10-K for the fiscal year ended June 30, 2010.

        The following table presents the stock option and restricted stock units held by our current non-employee directors at fiscal year end, June 30, 2010. Market value of stock awards is based on the closing price on June 30, 2010 of $3.09 per share.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)
Sherwood L. Boehlert	7,500		9.89	5/11/2014	8,065	24,921
	12,000		5.98	2/21/2015
Friedrich K. M. Bohm	10,000		9.89	5/11/2014	8,065	24,921
	12,000		5.98	2/21/2015
	10,000		16.03	2/22/2015
	12,000		9.92	1/25/2016
F. Thomas Casey	3,500		10.93	7/31/2014	8,065	24,921
	12,000		5.98	2/21/2015
Stephen M. Duff	10,000		9.89	5/11/2014	8,065	24,921
	12,000		5.98	2/21/2015
	12,000		11.07	2/28/2016
Robert W. Harvey	3,500		10.93	7/31/2014	8,065	24,921
	12,000		5.98	2/21/2015
J. Jeffrey McNealey	10,500		8.79	8/15/2010	8,065	24,921
	9,000		21.19	9/19/2011
	7,500		11.92	11/22/2012
	10,000		18.62	11/7/2013
	10,000		9.89	5/11/2014
	12,000		5.98	2/21/2015
	10,000		16.03	2/22/2015
	20,000		9.92	1/25/2016
Dennis E. Welch	0				8,065	24,921

Equity Compensation Plan Information

	(a)	(b)	(c)
June 30, 2010	Number of securities to be issued upon exercise of outstanding options, warrants and rights(1)	Weighted-average exercise price of outstanding options, warrants and rights(2)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	2,732,965	$11.84	2,719,573
Equity compensation plans not approved by security holders	N/A	N/A	N/A

Total	2,732,965	$11.84	2,719,573

(1)
Includes 1,224,177 shares issuable upon vesting of outstanding stock awards granted under the Amended and Restated 2007 Equity Incentive Plan.

(2)
The weighted-average exercise price does not take into account the shares issuable upon vesting of outstanding stock awards, which have no exercise price.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires the Company's officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities ("10% Stockholders"), to file reports of ownership and changes in ownership on Forms 3, 4, and 5 with the SEC and the New York Stock Exchange. Officers, directors and 10% Stockholders are required to furnish the Company with copies of all Forms 3, 4, and 5 they file. Based solely on the Company's review of the copies of such forms it has received, the Company believes all applicable transactions during the fiscal year ended June 30, 2010 of officers, directors and 10% stockholders have been disclosed.

Compensation Committee Interlocks and Insider Participation

        All members of the Compensation Committee during the fiscal year ended June 30, 2010 were independent directors, and none of them were our employees or former employees. During the fiscal year ended June 30, 2010, none of our executive officers served on the compensation committee (or equivalent), or the board of directors, of another entity whose executive officer(s) served on our Compensation Committee or Board of Directors.

COMPENSATION COMMITTEE REPORT

        The Compensation Committee has reviewed and discussed with the Company's management the Compensation Discussion and Analysis included in this Proxy Statement. Based on that review and discussion, the Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Submitted by the Compensation Committee:
Dennis E. Welch, Chairman Friedrich K. M. Bohm Stephen W. Duff Robert W. Harvey J. Jeffrey McNealey

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        On March 6, 2006, we sold 2,162,162 shares of our common stock in a private placement. The sale resulted in $20,000,000 in gross proceeds which was primarily used to reduce debt and for general corporate purposes. 1,081,081 of those shares were purchased by Federal Partners, L.P. an affiliate of the Clark Estates. In addition, in that transaction Peter R. Kellogg purchased 381,081 shares with his wife and son purchasing 350,000 shares each. The Clark Estates and Mr. Kellogg are major shareholders of the Company. (See Principal Shareholders above at page 2.) In conjunction with the transaction, we entered into a Registration Rights Agreement which provided for the payment of a penalty of $100,000 per month if the stock issued in the transaction was not registered by December 1, 2007. We were unable to register the stock by that date, but the date was extended until May 29, 2009 in consideration for the Company issuing to the purchasing shareholders subordinated promissory notes due July 19, 2009 in the aggregate amount of $600,000 and bearing interest at 12.5% per annum. The stock was registered in June of 2009, and the notes, which matured on July 19, 2009, were repaid.

        On July 19, 2006, we borrowed $5 million from Federal Partners pursuant to a three-year subordinated loan agreement. The loan bears interest at a fixed rate of 9% per annum. In addition, we issued to Federal Partners a ten-year warrant to purchase up to 66,000 shares of its common stock at an exercise price equal to $0.10 per share pursuant to a Warrant Agreement dated July 19, 2006. In connection with the Preferred Stock placement described below, the term of this loan was extended until July 19, 2012.

        On June 1, 2009, we sold 7,209.302 shares of a new Series A Convertible Preferred Stock, $0.10 par value (the "Preferred Stock") for $2,150 per share pursuant to a private placement stock purchase by and among the Company and Federal Partners, Edward G. Jepsen (a current investor and former director of the Company who retired from the Board in February 2008), and Peter R. Kellogg and related entities. See the table on Page 3 for amounts purchased by each shareholder. Sales of the Preferred Stock are restricted for 18 months, except in the case of and in connection with a liquidation or sale of the company, and at the end of the 18-month period each share of Preferred Stock will automatically convert into 1,000 shares of common stock or an aggregate of 7,209,302 shares. We also entered into a Registration Rights Agreement with the purchasers of the Preferred Stock whereby we agreed to register the common stock issued upon conversion of the Preferred Stock at any time after the 18-month period that we are eligible to register shares on Form S-3 provided that a minimum of $2.5 million worth of shares are included in such registration and that we shall not be obligated to undertake more than two such registrations in a 12-month period. In addition, the holders of the Preferred Stock are entitled to appoint one director to our Board of Directors.

        In 2001 we acquired a company headquartered in Augusta, Maine known as E/Pro Engineering and Environmental Consulting LLC ("E/Pro"). E/Pro was owned by four principals, three of whom remain as employees of TRC. At the time of the acquisition E/Pro leased approximately 23,000 square feet of office space in a building owned by James Mayer and another E/Pro principal, and we have continued to lease that space. In addition in fiscal 2009, due to expansion of our office space needs in Augusta, we leased approximately 15,000 additional square feet of office space in another building owned by Mr. Mayer and the other former E/Pro principal. The Company undertook a competitive analysis prior to entering into the leases and concluded that the terms were competitive. Rental payments under the leases were $537,273 in fiscal 2010.

        The Company has leased certain electrical testing equipment from New England Testing Equipment ("NETE"), a company owned by James Mayer and two other former E/Pro principals. We had leased equipment from NETE for several years, and in October 2009 renewed the lease for an additional 14-month term until December 2010 at a rental rate of $21,110 per month. We conducted a competitive review and determined that the lease rate was competitive with market rates. Nevertheless, in July 2010 we purchased the equipment from NETE for a total of $224,500 and terminated the lease. Total lease payments in fiscal 2010 were $253,320.

        Pursuant to the Charter of the Nominating and Corporate Governance Committee and Company practice, any transaction which would require disclosure under Section 404(a) is required to be justified from an arms-length perspective, reviewed with the Company's Audit Committee and approved by the Nominating and Corporate Governance Committee.

AUDIT COMMITTEE REPORT

        The Audit Committee has adopted a Charter which sets out its organization, role and responsibilities.

        The Audit Committee has met with management and the Company's independent auditors and has reviewed and discussed the Company's audited financial statements as of and for the year ended June 30, 2010.

        Additionally, the Audit Committee has discussed with the Company's independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended.

        The Audit Committee has also received and reviewed the written disclosures and the letter from the independent auditors required by Independence Standards Board, Standard No. 1, Independence Discussions with Audit Committees, as amended, and has discussed with the Company's independent auditors that firm's independence.

        Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements referred to above be included in the Company's Annual Report on Form 10-K for the year ended June 30, 2010 for filing with the Securities and Exchange Commission.

Submitted by the Audit Committee:
F. Thomas Casey, Chairman Friedrich K. M. Bohm Robert W. Harvey J. Jeffrey McNealey

 PROPOSAL 2

APPOINTMENT OF INDEPENDENT AUDITORS

        The Board of Directors, upon recommendation of the Audit Committee, has appointed the firm of Deloitte & Touche LLP to serve as the Company's independent auditors for the fiscal year ending June 30, 2010. Representatives of Deloitte & Touche LLP are expected to be present at the Shareholders' Meeting. They will have the opportunity to make a statement, if they desire to do so, and to respond to appropriate questions raised by shareholders.

        In accordance with its Charter, the Audit Committee has reviewed with Deloitte & Touche LLP whether the non-audit services provided by them are compatible with maintaining their independence. During fiscal 2010 and 2009, the Company retained Deloitte & Touche LLP to provide the following services in the following categories and amounts:

	Fiscal 2010 Fees	Fiscal 2009 Fees
Audit fees	$1,043,400	$1,668,700
Audit related fees	—	—
Tax fees	—	—
All other fees	—	—

	$1,043,400	$1,668,700

        The Audit Committee is responsible for pre-approving all services performed for the Company by the independent auditors and certain services, as set forth under Section 201(a) of the Sarbanes-Oxley Act of 2002, may not, under any circumstances, be performed for the Company by the independent auditor. Audit and accounting services and audit-related services which are in the ordinary course with respect to the Company's annual and quarterly financials are approved, and other permitted services are pre-approved by the audit committee Chair, or if in an amount less than $25,000 by the Chief Financial Officer, subject in both cases to ratification by the full committee at its next regularly scheduled meeting.

        The affirmative vote of a majority of shares present and entitled to vote at the Shareholders' Meeting is required to approve this proposal. The Board is submitting the appointment of Deloitte & Touche LLP to shareholders for ratification. If the shareholders fail to ratify the appointment, the Board will reconsider whether or not to retain Deloitte & Touche LLP. If Deloitte & Touche LLP shall decline to act or otherwise become incapable of acting, or if its engagement is otherwise discontinued by the Board of Directors, then in any such case the Board of Directors will appoint other independent auditors whose employment for any period subsequent to this Shareholders' Meeting will be subject to ratification by the shareholders at the next Shareholders' Meeting.

        The Board of Directors unanimously recommends a vote "FOR" the ratification of the appointment of Deloitte & Touche LLP as independent auditors of the Company.

2010 SHAREHOLDER NOMINATIONS AND PROPOSALS

        The eligibility of shareholders to submit proposals, the proper subjects of the shareholder proposals and other issues governing shareholder proposals are regulated by the rules adopted under Section 14 of the Exchange Act. Shareholder proposals submitted pursuant to Rule 14a-8 under the Exchange for Act for inclusion in the Company's proxy materials for the 2011 Annual Meeting of Shareholders must be received by the Company at its principal executive offices at 21 Griffin Road North, Windsor, Connecticut 06095-1563, no later than September 1, 2011.

        Shareholders who wish to suggest nominees for election to the Board of Directors at the 2011 Annual Meeting should write, on or before September 1, 2011, to the Secretary of the Company at

21 Griffin Road North, Windsor, Connecticut 06095-1563, stating in detail the qualifications of such persons for consideration by the Nominating and Corporate Governance Committee of the Board of Directors.

        Shareholders may communicate with the Board or any of the directors by sending written communications addressed to the Board or any of the directors to: TRC Companies at 21 Griffin Road North, Windsor, Connecticut 06095-1563, Attention: Corporate Secretary. All communications other than those determined in good faith by the Corporate Secretary to be frivolous are compiled by the Corporate Secretary and forwarded to the Board of Directors or the individual director(s) accordingly.

OTHER BUSINESS

        As of the date of this Proxy Statement, the Board of Directors knows of no other matters that may be brought before the meeting. However, if any other matters do properly come before the meeting, the persons named in the enclosed proxy will vote upon them in their discretion and in accordance with their best judgment.

        A copy of the Company's Annual Report on Form 10-K, filed with the Securities and Exchange Commission, Washington, D.C., is available to shareholders without charge upon request. Address requests to: TRC Companies, Inc., 21 Griffin Road North, Windsor, CT 06095-1563, Attention: Investor Relations.

        The cost of preparing and mailing the Notice of Shareholders' Meeting, Proxy Statement and Form of Proxy will be paid by the Company. The Company will request banks, brokers, fiduciaries and similar persons to forward copies of such material to beneficial owners of the Company's Common Stock in a timely manner and to request authority for execution of proxies, and the Company will reimburse such persons and institutions for their out-of-pocket expenses incurred in connection therewith. To the extent necessary in order to assure sufficient representation, officers and regular employees of the Company may solicit the return of the proxies by telephone, personal communication or other methods. The extent of this solicitation by personal contact will depend upon the response to the initial solicitation by mail. It is anticipated that the costs of solicitation, if undertaken, will not exceed $1,000.

By Order of the Board of Directors
Martin H Dodd Senior Vice President, General Counsel and Secretary

Dated at Windsor, Connecticut
October 21, 2010

SOLICITED BY THE BOARD OF DIRECTORS OF

TRC COMPANIES, INC.

PROXY

        I (We) hereby appoint Christopher P. Vincze and Martin H. Dodd and each of them as proxies with power of substitution and revocation to vote all my (our) shares of Common Stock in TRC Companies, Inc., at the Annual Meeting of Shareholders to be held November 18, 2010 at 9:00 a.m., at the Hyatt Regency Boston Hotel, One Avenue de Lafayette, Boston, Massachusetts 02111 and at any adjournments thereof: (Please place mark in one box only.)

The Board of Directors recommends a vote FOR the following proposals:

ITEM 1 — Election of seven (7) nominees for directors.

For ☐	Withhold ☐	Sherwood L. Boehlert, Friedrich K. M. Bohm, F. Thomas Casey, Stephen M. Duff, Robert W. Harvey, Christopher P. Vincze, and Dennis E. Welch.
To withhold authority to vote for any individual nominee, write that nominee's name on the line provided below.

ITEM 2 — The ratification of the appointment of Deloitte & Touche LLP as independent auditors to audit the Company's financial statements for the fiscal year ending June 30, 2011.

☐ For	☐ Against	☐ Abstain

The Proxies named above will, in their sole discretion, vote upon such other matters as may properly come before the meeting and any adjournments thereof.

THIS PROXY WILL BE VOTED AS SPECIFIED ABOVE. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE 7 NOMINEES FOR DIRECTOR AND FOR ITEM 2.

Dated	, 2010

Signature(s)

Please sign exactly as your name or names appear on this Proxy. Joint owners should each sign. Attorneys, executors, administrators, trustees or guardians should so indicate when signing.

QuickLinks

NOTICE OF SHAREHOLDERS' MEETING TO BE HELD NOVEMBER 18, 2010
PROXY STATEMENT
SUMMARY COMPENSATION TABLE
  PROPOSAL 2